Sentry Petroleum’s China growth strategy kicks off in Hong Kong

Hong Kong, China (FSC – January 11, 2010) Sentry Petroleum Ltd (OTCBB:SPLM) today announced it has opened a corporate office in Hong Kong as the next step in its strategy to drill, certify and sell its Queensland assets overseas.

Sentry Petroleum Ltd. is an American energy company with 10,600 square miles of oil, gas and coal seam gas rights in Queensland, Australia.

Based in Hong Kong, the Chief Financial Officer of Sentry Petroleum Ltd, Dr Paul Boldy, said, “Hong Kong was the largest IPO market in the world in 2010 with over HK$445 billion (US$57 billion) of new capital raised. The financial market here is booming and extremely vibrant. Mainland China’s demand for energy continues to set new records. We have every expectation that this appetite for energy will continue for the foreseeable future, forming an excellent platform from which we can implement our corporate strategy.”

Sentry Petroleum Ltd’s President and CEO, Dr Raj Rajeswaran, said, “We are experiencing direct impact from the growth in China. Chinese national energy firms have been given a clear mandate to secure resources internationally. Most recently the Chinese National Offshore Oil Company, CNOOC (NYSE:CEO) took a major equity position in several permits immediately adjacent to Sentry leases in Queensland. With a corporate forward position now established in Hong Kong we are very excited about the prospects for Sentry during the next 12 to 18 months.”

Associate Director-General of Investment Promotion at Invest Hong Kong, Mr. Andrew Davis, said, “Hong Kong’s enduring advantages as a stepping stone to the Mainland are key attractions for companies like Sentry as they expand their operations in the region.”

Mr. Davis added, “These advantages facilitate overseas companies to expand their businesses into regional markets, especially those of Mainland China. We are delighted to have Sentry's investment in our city. We wish the company every success in the future and look forward to its further expansion.”

In other news a company spokesperson advised that Mr. Arne Raabe has assumed the responsibilities of Corporate Secretary.

About Sentry Petroleum Ltd

Sentry Petroleum Ltd is an American energy company with 10,600 square miles of oil, gas and coal seam gas rights in Queensland, Australia. The company has identified over 50 separate oil, gas and coal seam gas targets and leads within its permit area. Sentry Petroleum’s strategy is to drill the prospects and leads and independently certify the results. The company will continue to leverage its strengths with a vision of becoming a premier independent oil and gas company positioned for merger or sale. For more information, please visit www.sentrypetroleum.com.

Contact:

Investor Relations 866.680.7649
ir@sentrypetroleum.com
www.SentryPetroleum.com

About Invest Hong Kong

Invest Hong Kong is the department of the Hong Kong Special Administrative Region (HKSAR) Government established in July 2000 to take responsibility for Foreign Direct Investment and support overseas and Mainland businesses to set up or expand in Hong Kong. It provides free advice and customised services to help businesses succeed in Hong Kong’s vibrant economy. As it celebrates its 10th anniversary, Invest Hong Kong has completed over 2,100 investment projects creating over 26,000 new jobs in the first year of operation or expansion and HK$56 billion of investment. For more information, please visit www.investhk.gov.hk.

Forward-Looking Statements:

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of applicable legislation. Other than statements of historical fact, all statements in this release addressing future operations, undiscovered hydrocarbon resource potential, exploration, potential reservoirs, prospects, leads and other contingencies are forward-looking statements. Although management believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results may differ materially from those in the forward-looking statements due to factors such as market prices, exploration successes, continued availability of capital and financing, and general economic, market, political or business conditions. Please see our public filings at www.sec.gov and www.sedar.com for further information.